NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of December 10, 2008, is entered into by and among Vector Investment Fund LLC, a Delaware limited liability company (the “Borrower”), Centurion Credit Group Master Fund L.P., a Delaware limited partnership (the “Lender”) and Vector Intersect Security Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is a blank check company that was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries, and, as such (a “Business Combination”), the Company entered into a stock purchase agreement, dated February 14, 2008, as amended, by and among the Company, Cyalume Technologies, Inc. (“Cyalume”), Cyalume Acquisition Corp. and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume, pursuant to which Cyalume will become a wholly owned subsidiary of the Company (the “Acquisition”);

WHEREAS, on or before December 26, 2008, the Company will hold a special stockholders’ meeting (the “Stockholders’ Meeting”) to vote on the Acquisition, at which meeting a majority of the shares of the Company’s Common Stock (as defined below) must be voted to authorize the Acquisition, and public stockholders owning less than 20% of the shares of Common Stock sold in the Company’s April 2007 initial public offering (the “Initial Public Offering”) exercise their redemption rights (the “Redemption Rights”), as provided for in the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”);

WHEREAS, pursuant to the terms of this Agreement, the Lender will provide a loan (the “Loan”) to the Borrower, an entity controlled by an affiliate of the Company, in the principal amount of up to Twelve Million Dollars (US$12,000,000) as evidenced by a promissory note (the “Note”), the proceeds of which may be employed exclusively to purchase Common Stock (as defined below) in privately negotiated transactions from not more than ten (10) of the Company’s Public Stockholders (as defined below) who hold Common Stock sold in the Initial Public Offering, who would otherwise vote against the Acquisition, and, accordingly, the Company will benefit from the Loan;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Definitions.  (a)  As used in this Agreement, the following terms (whether plural or singular) shall each have the respective meanings set forth in this Article.

“Acquisition” has the meaning set forth in the recitals.

“Business Combination” has the meaning set forth in the recitals.

“Business Day” means a day on which the New York Stock Exchange is open for trading for three or more hours.

“Charter” has the meaning set forth in the recitals.

“Closing” means when the Note is delivered to the Lender and executed Transaction Documents, the Prepaid Fee Note, and Legal Opinion are delivered as contemplated therein.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means shares of common stock of the Company, par value $.001 per share.

“Cyalume” has the meaning set forth in the recitals.

“Debt” means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with US GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

“Escrow Agent” means Collateral Agents, LLC.

“Escrow Agreement” means the escrow agreement, dated as of the date hereof, by and among the Borrower, the Lender, the Company and Collateral Agents, LLC, as escrow agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Financing Fee” has the meaning set forth in Section 2.2.

“Governmental Authority” means the government of any nation, state, province, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” has the meaning set forth in Section 9.2.

“Initial Interest Payment” means the initial interest payment payable to the Lender in the amount of Twenty Thousand Dollars (US$20,000) as described in Section 2.2.

“Initial Public Offering” has the meaning set forth in the recitals.

“IPO Registration Statement” means the Company’s registration statement on Form S-1, which was declared effective by the SEC on April 25, 2007.

“Legal Opinion” has the meaning set forth in Section 3.2(b).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Liquidation” has the meaning set forth in Section 8.2.

“Liquidation Rights” means the right of the Public Stockholders of the Company to receive their pro rata share in the Trust Account (as hereinafter defined), and certain other assets of the Company, to the extent applicable, upon the dissolution of the Company and the liquidation of the Trust Account as provided for in Paragraph (D) of Article Fifth of the Charter.

“Loan” has the meaning set forth in the recitals.

“Note” has the meaning set forth in the recitals.

“Note Shares”  means the shares of Common Stock which were originally issued by the Company in the Initial Public Offering and purchased with the proceeds of the Loan pursuant to Section 7.1 of this Agreement, the holders of record of such shares upon the effective date of the Liquidation to be deemed to be Public Stockholders and, accordingly, have Liquidation Rights, subject to compliance with applicable conditions thereof.

“Obligations” means and includes all loans, advances, Debts, liabilities and obligations, howsoever arising, owed by the Borrower to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Borrower hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under applicable bankruptcy laws and regulations (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” or “person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Authority (or an agency or political subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 9.2.

“Prepaid Fee Note” has the meaning set forth in Section 2.2.

“Proxy Statement” has the meaning set forth in Section 4.1.

“Public Reports” means all public filings made by the Company with the SEC.

“Public Stockholders” means the then holders of the 7,312,500 shares of Common Stock which were originally issued by the Company in the Initial Public Offering and are currently publicly traded, on any applicable record date so designated.

“Purchase Price” has the meaning set forth in Section 2.1.

“Redemption Rights” has the meaning set forth in the recitals.

“Registrable Securities” has the meaning set forth in Section 9.1.

“Requirement(s) of Law” as to any Person, means any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“SEC” means the Securities and Exchange Commission.

“Section 9.7 Indemnified Party” has the meaning set forth in Section 9.7.

“Section 9.7 Indemnifying Party” has the meaning set forth in Section 9.7.

“Securities” means the Note, the Warrant, the Warrant Shares, and the Stock Grant.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Security Agreement” has the meaning set forth in Section 10.11.

“Stock Pledge Agreement” has the meaning set forth in Section 10.11.

“Stock Grant” has the meaning set forth in Section 8.4.

“Stockholders’ Meeting” has the meaning set forth in the recitals.

“Transaction Document(s)” means this Agreement, the Note, the Escrow Agreement, the Warrant, the Security Agreement, the Stock Pledge Agreement, and all schedules, exhibits, annexes and attachments thereto.

“Trust Account” means the trust account at JP Morgan Chase NY Bank maintained by Trustee, in which $58,030,000 was deposited following the consummation of the Initial Public Offering.

“Trustee” means American Stock Transfer and Trust Company in its capacity as trustee of the Trust Account.

“Underwriters” has the meaning set forth in Section 10.1.

“Underwriters’ Maximum Number” has the meaning set forth in Section 9.3.

“Warrant” has the meaning set forth in Section 8.4.

“Warrant Shares” has the meaning set forth in Section 8.4.

ARTICLE II

PURCHASE AND SALE OF THE NOTE

SECTION 2.1  Purchase and Sale.  Subject to and upon the terms and conditions hereof, the Lender hereby agrees to purchase from the Borrower the Note in the principal amount of up to Twelve Million Dollars (US$12,000,000) (the “Purchase Price”), and the Borrower shall deliver the Note to the Lender on the Closing Date.

SECTION 2.2 Loan Fees.  Cyalume shall pay the Lender a financing fee in the amount of Two Hundred Thousand Dollars (US$200,000) (the “Financing Fee”) and the Initial Interest Payment.  The Financing Fee is to be paid by Cyalume on the first to occur of (i) the initial drawdown of the Loan, (ii) the date of the Stockholders’ Meeting, or (iii) December 29, 2008.  On the Closing Date, Cyalume will deliver to Lender a promissory note (“Prepaid Fee Note”) in the form of Exhibit H hereto.  The Initial Interest Payment shall be paid on the Closing Date.  Borrower hereby unconditionally guarantees payment of the Financing Fee when due.  To the extent that Borrower never draws down on the Note, or the actual interest accrued on the Note is less than Twenty Thousand Dollars (US$20,000), then Lender shall return to Borrower the full Twenty Thousand Dollars (US$20,000), or the difference between Twenty Thousand Dollars (US$20,000) and the actual amount of interest accrued under the Note through the Maturity Date.  The Company hereby unconditionally guarantees the payment of interest accrued under the Note.

ARTICLE III

CLOSING DELIVERIES

SECTION 3.1  Closing Deliveries by Borrower.  On the Closing Date, the Borrower shall deliver the following items:

(a)           the Note;

(b)           a certificate of its Sole Member, dated the Closing Date, certifying that (a) attached thereto are true and correct copies of its organizational documents, which are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of certification; and (b) attached thereto are true and correct copies of resolutions duly adopted by its board of directors or similar governing body and continuing in effect, in form and substance reasonably satisfactory to the Lender, which authorize the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

(c)           a certificate of its Sole Member certifying that each of the representations and warranties of Article V have been satisfied as of the Closing Date; and

(d)           the duly executed Escrow Agreement, Stock Pledge Agreement, and Security Agreement.

SECTION 3.2  Closing Deliveries by Company.  On the Closing Date, the Company shall deliver the following items:

(a)           a certificate of its Secretary, Assistant Secretary or other authorized officer, dated the Closing Date, certifying that (a) attached thereto are true and correct copies of its organizational documents, which are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of certification; (b) attached thereto are true and correct copies of resolutions duly adopted by its board of directors or similar governing body and continuing in effect, in form and substance reasonably satisfactory to the Lender, which authorize the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (c) attached thereto is an incumbency certificate executed by its Secretary, Assistant Secretary or other authorized officer, dated the Closing Date, certifying the incumbency, signatures and authority of its officers authorized to execute and deliver this Agreement and the Transaction Documents on its behalf and perform its obligations hereunder and thereunder; and

(b)           a legal opinion of Loeb & Loeb LLP, counsel for the Company, dated the Closing Date, addressed to the Lender, substantially in the form attached hereto as Exhibit A.

SECTION 3.3  Closing Deliveries by Lender.  On the Closing Date, the Lender shall deliver the duly executed Escrow Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDER

SECTION 4.1  Representations and Warranties of the Lender.  The Lender represents and warrants to the Borrower that each of the following statements will be true on the date hereof and the Closing Date:

(a)           The Lender has been duly formed and is validly existing in the state of its formation with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof, and to consummate the transactions contemplated hereby;

(b)           The execution, delivery and performance of this Agreement and the Escrow Agreement by the Lender has been authorized by all necessary action and this Agreement is a legal, valid and binding agreement of the Lender enforceable against the Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(c)           The Lender is acquiring the Securities for the Lender’s own account as principal and not with a view to, or for, resale, distribution or fractionalization thereof, in whole, or in part, subject, however, to any Requirement of Law that the disposition of such Lender’s property shall at all times be within its control;

(d)           The Lender understands that (i) it must bear the economic risk of an investment in the Securities for an indefinite period of time because, among other reasons, the offer and sale of the Securities are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and are intended to be exempt from registration under any applicable state securities laws, and (ii) notwithstanding the consent of the Company, the Securities may not be sold, transferred, hypothecated or pledged, except pursuant to an effective registration statement under the Securities Act and under any applicable state securities law, or pursuant to an available exemption from the registration requirements of the Securities Act and any applicable state securities laws, in all cases established to the reasonable satisfaction of the Company, and that the Company is under no obligation to register the Securities, except as provided in Article IX of this Agreement;

(e)           The Lender (i) has been furnished with, and hereby acknowledges the receipt of, a copy of the documents which have been provided to the Lender upon the Lender’s request concerning the Borrower and the Company, (ii) is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act (which definition is set forth on Exhibit B hereto), (iii) understands the risks of, and other considerations relating to, a purchase of the Securities and has read the Risk Factors relating to the Company contained in the Company’s Preliminary Proxy Statement filed with the SEC on November 14, 2008 (the “Proxy Statement”), (iv) understands that, to the extent that any information set forth in the material previously presented to it is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail and supersede such prior information, and (v) the Lender has been given the opportunity to obtain such additional information that it believes is necessary to verify the accuracy of the information contained in the documents referred to in clause (i) above;

(f)           The Lender has such knowledge and experience in financial affairs such that it is capable of evaluating the merits and risks of purchasing the Securities, and the Lender has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement;

(g)           With respect to the tax and other economic considerations related to the Securities, the Lender has relied only on the advice of the Lender’s own tax, legal, accounting and financial advisers;

(h)           The Lender consents to the placement of a legend on any certificate or other document evidencing the Note and/or Warrant, as set forth on Exhibits C and D attached hereto, respectively;

(i)           The Lender represents that the address furnished by the Lender in the Investor Questionnaire attached hereto as Exhibit E is the Lender’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.  The Lender certifies under penalties of perjury that (A) the Lender’s name, taxpayer identification or social security number and address provided in the Investor Questionnaire are correct, and (B) the Lender is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code of 1986, as amended);

(j)           The Lender represents that neither the Lender nor any person having direct or indirect beneficial interests in the Securities to be acquired pursuant to this Agreement appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury or has been designated a “suspected terrorist” as defined in Executive Order 13224. The Lender further represents that the Lender does not know or have any reason to suspect that (A) the monies used to fund the Lender’s investment in the Securities have been or will be derived from or related to any illegal activities or (B) the proceeds, if any, from the Lender’s investment in the Securities will be used to finance any illegal activities. Lender further understands that the Borrower or the Company may release information about Lender to proper authorities if the Borrower or the Company determines that it is in the best interests of the Borrower or the Company in light of relevant rules and regulations under the laws referenced above;

(k)           The Lender understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Borrower or the Company that has been supplied to the Lender and that any representation to the contrary is a criminal offense; and

(l)           The Lender represents that the Lender was not induced to invest in the Securities by any form of general solicitation or general advertising including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF THE BORROWER

SECTION 5.1  Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lender that each of the following statements will be true on the date hereof and the Closing Date:

(a)           The Borrower has been duly formed and is validly existing under the laws of the state of Delaware, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof, and to consummate the transactions contemplated hereby; and

(b)           The execution, delivery and performance of this Agreement, the Note and the Escrow Agreement by the Borrower has been authorized by all necessary action and this Agreement is a legal, valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

SECTION 6.1  Representations and Warranties of the Company.  The Company represents and warrants to the Lender that each of the following statements will be true on the date hereof and the Closing Date:

(a)           The Company has been duly formed and is validly existing under the laws of the state of Delaware, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof, and to consummate the transactions contemplated hereby;

(b)           The execution, delivery and performance of this Agreement by the Company has been authorized by all necessary action and this Agreement is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

(c)           Each Public Report was at the time of its filing, in substantial compliance with the requirements of its respective form as required under the Exchange Act, and none of the Public Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has timely filed all Public Reports required to have been filed by the Company by any Governmental Authority.

(d)           The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Stock Grant and the Warrant Shares, such Stock Grant and Warrant Shares (assuming, in the case of the Warrant Shares, payment of the exercise price) will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the Securities Act and resold pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders; and

(v)           assuming the representations warranties of the Subscribers as set forth in Article IV hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

(e)           Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(f)           Since April 25, 2007, except as disclosed in the Public Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Public Reports.  Other than the filing of a Current Report on Form 8-K with respect to certain aspects of the transactions contemplated by the Transaction Documents, which the Company undertakes to file prior to 5:30 P.M., New York City time, on the third Business Day following the Closing Date, the Company is not required to file any report with the SEC or amend any Public Report as a result of the transactions described in the Transaction Documents.

ARTICLE VII

COVENANTS OF THE BORROWER

SECTION 7.1  Use of Proceeds.  The Borrower shall apply the proceeds from the sale of the Note exclusively towards the purchase of the Note Shares at a gross purchase price of no greater than $8.03 per share and for no other purpose.

ARTICLE VIII

COVENANTS OF THE COMPANY

SECTION 8.1  Stockholder Vote.  The Company shall hold the Stockholders’ Meeting on or prior to December 26, 2008, at which meeting the stockholders’ shall be permitted to vote on the Acquisition.

SECTION 8.2  Liquidation Proxy Statement.  In the event that the Acquisition is not approved at the Stockholders’ Meeting, the Company hereby covenants that it will not take any action in furtherance of an alternative Business Combination and shall file a proxy statement with the SEC in connection with the dissolution of the Company and the liquidation of the Trust Account, as contemplated in Paragraph (D) of Article Fifth of the Charter (the “Liquidation”), which proxy statement shall be filed with the SEC within ten (10) days following the Stockholders’ Meeting.

SECTION 8.3  Liquidation Vote.  In the event that the Acquisition is not approved at the Stockholders’ Meeting, the Borrower shall cause the Escrow Agent to vote the Note Shares in favor of the Liquidation.

SECTION 8.4 Stock Grant and Warrants.  On the Closing Date, in consideration of providing the Loan to the Borrower, the Company shall issue the Lender (i) Forty Thousand (40,000) shares of Common Stock (the “Stock Grant”) and (ii) a warrant to purchase One Hundred Thousand (100,000) shares of Common Stock, exercisable at an exercise price of $8.00 per share, the form of which is attached hereto as Exhibit D (the “Warrant”).  Lender acknowledges that it shall not be deemed to be a Public Stockholder with respect to the Stock Grant or shares issuable upon exercise of the Warrant (the “Warrant Shares”) and, accordingly, shall have no Liquidation Rights or Redemption Rights with respect to the Stock Grant and Warrant Shares and hereby waives any and all rights to receive a distribution from the Trust Account in relation to owning such shares.

ARTICLE IX

REGISTRATION RIGHTS

SECTION 9.1  Demand Rights.  (i) At any time commencing upon one year from the date of this Agreement, the Holder may demand registration of up to 1/3 of the Registrable Securities (defined below); (ii) at any time commencing upon eighteen months from the date of this Agreement, the Holder may demand registration of up to an additional 1/3 of the Registrable Securities; and (iii) at any time commencing upon two years from the date of this Agreement, the Holder may demand that any remaining Registrable Securities be registered for trading. The Company shall, after each such demand, use its commercially reasonable efforts to cause a registration statement to be filed pursuant to this Section to become effective as soon as reasonably practicable thereafter and shall use its commercially reasonable efforts to keep such registration effective until, subject to the terms and provisions of this Agreement, the earlier of the date when (i) all the Registrable Securities covered by the registration statement have been sold pursuant thereto or otherwise or (ii) the Registrable Securities may be publicly sold without volume restrictions under Rule 144 (or any similar provisions then in force) of the Securities Act.  For the purposes of this Agreement, the term “Registrable Securities” shall mean the Common Stock issuable upon exercise of the Warrant and the Common Stock issued pursuant to the Stock Grant that has not been previously sold by the Lender or included in a then effective registration statement.

SECTION 9.2  Rights to Piggyback.

(a)           If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act, either for the Company’s own account or for the account of any of its stockholders (other than pursuant to a Form S-4 or Form S-8 or comparable form and other than pursuant to a demand registration right granted to other persons to the extent that such rights prohibit the Company from including securities of any other person in such registration statement) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to the Borrower (the “Holder”) of such proposal not later than ten (10) days following the receipt by the Company of notice of exercise of any registration rights by any persons or twenty (20) days prior to filing of a registration statement with the SEC, whichever shall be earlier.

(b)           Subject to the provisions contained in Section 9.3 and in the last sentence of this paragraph (b), (A) the Company will be obligated and required to include in each Piggyback Registration (i) for which the Holder is given notice between one year and eighteen months after the date of this Agreement, up to 1/3 of the Registrable Securities, (ii) for which the Holder is given notice between eighteen months and two years after the date of this Agreement, up to and additional 1/3 of the Registrable Securities, and (iii) for which the Holder is given notice two years or more after the date of this Agreement, any remaining Registrable Securities, with respect to which, in each case, the Company shall have received, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to the Holder, the written requests of the Holder for inclusion in such Piggyback Registration, and (B) the Company will use commercially reasonable efforts in good faith to effect promptly the registration of all such Registrable Securities.  The Holder shall be permitted to withdraw all or any part of the Registrable Securities of the Holder from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration unless the Holder shall have entered into a written agreement with the Company’s underwriters establishing the terms and conditions under which the Holder would be obligated to sell such Registrable Securities in such Piggyback Registration.  The Company will not be obligated or required to include any shares in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the SEC is applicable.

SECTION 9.3 Priority on Piggyback Registrations.  If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of a number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited (the “Underwriters’ Maximum Number”), then: if such Piggyback Registration is initiated by the Company:  (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration which does not exceed the Underwriters’ Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities to be sold pursuant to clause (i) above, then the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holder thereof to be included in such registration and which does not exceed such excess and such securities to be registered shall be allocated pro rata among the Holder and any other person to whom the Company has granted piggyback registration rights.  If such Piggyback Registration is initiated by persons exercising demand registration rights, (i) persons exercising demand registration rights shall be entitled to include in such registration that number of securities which such persons propose to offer and sell that do not exceed the Underwriters’ Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities to be sold pursuant to clause (i) above, then the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holder thereof to be included in such registration and which do not exceed such excess and such securities to be registered shall be allocated pro rata among the Holder and any other person to whom the Company has granted piggyback registration rights.

SECTION 9.4  Selection of Underwriters.  In any Piggyback Registration, the Company shall have the sole right to select the investment bankers and managing underwriters in such registration.

SECTION 9.5  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Piggyback registration initiated by it under Section 9.2 prior to the effectiveness of such registration whether or not the Holder has elected to include shares in such registration.

SECTION 9.6  Procedures on Registration.  If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)           respond as promptly as commercially reasonable to any comments received from the SEC, and use its commercially reasonable efforts to cause such registration to become effective, and promptly provide to the Stockholder Representative copies of all filings and SEC letters of comment relating thereto provided that such letters do not contain material non-public information, in which case such letters may be redacted by the Company;

(b)           furnish to the Holder such number of copies of the registration statement and the prospectus included therein as the Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such registration statement;

(c)           use its commercially reasonable efforts to register or qualify the Holder’s Registrable Securities covered by such registration under the securities or “blue sky” laws of such jurisdictions within the United States as the Holder may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d)           list the Registrable Securities covered by such registration with any securities exchange on which the Common Stock of the Company is then listed;

(e)           immediately notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(f)           notify the Holder of the effectiveness of each registration statement filed.

SECTION 9.7  Indemnification.

(a)           In the event of a registration of any securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder, and its partners and each other person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Holder or (ii) the use by the Holder of an outdated or defective prospectus (without any Company provided supplement correcting such outdated or defective prospectus) after the Company has notified the Holder or any person in writing that such prospectus is suspended from use, outdated or defective.

(b)           In the event of a registration of any securities under the Securities Act pursuant to this Agreement, the Holder will indemnify and hold harmless the Company, its subsidiaries and their respective officers, directors and each other person, if any, who controls the Company or any such subsidiary within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company, any such subsidiary or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Holder to the Company (and such information is contained in) the registration statement under which such Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its subsidiaries and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Holder will be liable in any such case if and only to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished to the Company or its subsidiary by or on behalf of the Holder or (ii) arises from the failure to provide a Company provided supplement correcting an outdated or defective prospectus after the Company has notified the Holder in writing that such prospectus is suspended from use, outdated or defective, provided further, that in no case shall the Holder be liable or responsible for any amount in excess of the net amount received by the Holder for shares sold by him, her or it pursuant to such registration statement.

(c)           Promptly after receipt by a party entitled to claim indemnification hereunder (a “Section 9.7 Indemnified Party”) of notice of the commencement of any action, such Section 9.7 Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (a “Section 9.7 Indemnifying Party”), notify the Section 9.7 Indemnifying Party in writing thereof, but the omission to so notify the Section 9.7 Indemnifying Party shall not relieve it from any liability which it may have to such Section 9.7 Indemnified Party other than under this Section 9.7 and shall only relieve it from any liability which it may have to such Section 9.7 Indemnified Party under this Section 9.7 if and to the extent the Section 9.7 Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Section 9.7 Indemnified Party and it shall notify the Section 9.7 Indemnifying Party of the commencement thereof, the Section 9.7 Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Section 9.7 Indemnified Party, and, after notice from the Section 9.7 Indemnifying Party to such Section 9.7 Indemnified Party of its election so to assume and undertake the defense thereof, the Section 9.7 Indemnifying Party shall not be liable to such Section 9.7 Indemnified Party under this Section 9.7 for any legal expenses subsequently incurred by such Section 9.7 Indemnified Party in connection with the defense thereof; if the Section 9.7 Indemnified Party retains its own counsel, then the Section 9.7 Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Section 9.7 Indemnified Party and the Section 9.7 Indemnifying Party, and the Section 9.7 Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Section 9.7 Indemnifying Party, or if the interests of the Section 9.7 Indemnified Party reasonably may be deemed to conflict with the interests of the Section 9.7 Indemnifying Party, the Section 9.7 Indemnified Party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Section 9.7 Indemnifying Party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Holder, or any partner or controlling person of the Holder, makes a claim for indemnification pursuant to this Section 9.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or such partner or controlling person of the Holder in circumstances for which indemnification is provided under this Article IX; then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Holder will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of federal securities laws) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

SECTION 9.8  Registration Expenses.  All fees and expenses incident to the performance of this Article IX by the Company shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be responsible for any broker, underwriter or any similar commissions, or legal fees or other costs incurred directly by the Holder(s).

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1  Waiver of suit against the Trust Account. Reference is hereby made to the IPO Registration Statement.  The Lender has read the IPO Registration Statement and understands that the Company has established the Trust Account initially in an amount of $58,030,000 for the benefit of the Public Stockholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for up to a maximum of $1,500,000 of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to its Public Stockholders in the event of the redemption of their shares or the Liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of a Business Combination.

Lender acknowledges that except for any rights Lender may directly, indirectly or beneficially have as a Public Stockholder, the Public Stockholders have priority over Lender as to the distribution of funds from the Trust Account in the event of a Liquidation or in connection with redemption of shares issued in the Initial Public Offering and waives any right to seek recourse against the Trust Account for any claims arising under or in connection with the Transaction Documents, except for any claim available to a Public Stockholder.

Notwithstanding the foregoing, in the event that the Acquisition is consummated, then the Lender’s waiver contained in the immediately preceding paragraph shall not apply, but only after the stockholders exercising their respective Redemption Rights have received full payment in connection therewith.

SECTION 10.2  Fees and Expenses.  Upon the execution of this Agreement, the Company shall pay to or on behalf of Lender the sum of Fifty Thousand Dollars (US$50,000) in connection with the preparation, execution and delivery of this Agreement, the other Transaction Documents, net of Ten Thousand Dollars (US$10,000) that was paid upon the execution of the term sheet, dated November 5, 2008, by and between the Lender and the Company.

SECTION 10.3     Survival of Representations and Warranties.  All representations and warranties and agreements contained herein or made in writing by the Borrower, the Company or the Lender in connection with the transactions contemplated by this Agreement shall survive the sale of the Note and  the issue of the Securities, notwithstanding any inquiry or investigation at any time made by or on behalf of the Borrower, the Company or the Lender.

SECTION 10.4  Notices.  Any notice or other communication under this Agreement shall be in writing and shall be considered given when (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with an overnight courier service of recognized standing, or (v) four (4) days after being deposited in the registered mail, with postage prepaid:

If to the Company:

Vector Intersect Security Acquisition Corp.
65 Challenger Road
Ridgefield Park, NJ 07660
Attention:  Mr. Yaron Eitan
Facsimile: (201) 712-9498

If to the Borrower:

Vector Investment Fund LLC
74 Grand Avenue
Englewood, NJ 07631
Attention: Mr. Yaron Eitan
Facsimile:  (201) 541-1084

If to the Lender:

Centurion Credit Group Master Fund L.P.
152 West 57th Street, 54th Floor
New York, NY 10019
Attention: Mr. David Levy
Facsimile:  (212) 581-0002

With an additional copy by fax only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attention: Edward M. Grushko, Esq.
Facsimile:  (212) 697-3575

SECTION 10.5  Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

SECTION 10.6  Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

SECTION 10.7  Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable

SECTION 10.8  Applicable Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

SECTION 10.9   Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

SECTION 10.10  Specific Enforcement, Consent to Jurisdiction.   Each party hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 10.9 hereof, each of the Company and Borrower hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

SECTION 10.11   Security Interest.   The Lender is granted a security interest in the Note Shares and the proceeds of the Note Shares for all of the Obligations as defined in the Note.  The form of Stock Pledge Agreement to be delivered to Lender on the Closing Date is annexed hereto as Exhibit F.  The Lender may cause one or more UCC-1 Financing Statement to be filed in connection with such security interest.  In any event, possession of the Note Shares by the Escrow Agent shall be deemed to be possession on behalf of and by the Lender for purposes of perfecting the security interest.  Borrower will deliver the form of Security Agreement annexed hereto as Exhibit G to the Lender on the Closing Date granting to Lender a security interest in the membership interest of the sole member of Borrower.

SECTION 10.12  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies or other electronic transmissions of signed signature pages will be deemed binding originals.

IN WITNESS WHEREOF, the undersigned has executed this Note Purchase Agreement effective as of the 10th day of December, 2008.

Borrower:

VECTOR INVESTMENT FUND LLC

By:
Name: Yaron Eitan
Title: Sole Member

Lender:

CENTURION CREDIT GROUP MASTER FUND L.P.

By:
Name: David Levy
Title:

U.S. Tax ID Number or Social Security Account Number (as applicable):

(if none, so state)

Company:

VECTOR INTERSECT SECURITY ACQUISITION CORP.

By:
Name: Yaron Eitan
Title: Chief Executive Officer